Exhibit 99.1

Pyramid Oil Company	FOR IMMEDIATE RELEASE:

Pyramid Oil Company Reports Strong Full-Year

and Fourth Quarter Financial Growth

Selected Highlights:

•	Full-year oil and gas sales increase 26% to $5.7 million versus 2010
•	Full-year EPS improves to $0.23 from $0.05 in prior year
•	Operating cash flow increases to $2.5 million from $1.7 million in 2010
•	Year-end cash, cash equivalents and short-term investments increase to $6.0 million from $4.6 million at end of 2010; long-term debt less than $25,000

BAKERSFIELD, Calif. – March 29, 2012 – Pyramid Oil Company (Amex: PDO) today announced financial results for its fiscal year and fourth quarter ended December 31, 2011.

Full-year oil and gas sales increased 26% to $5.7 million from $4.5 million in 2010. The increase was principally due to higher average crude oil prices, which increased by $28.74 per average barrel of oil equivalent (BOE) to $104.78 from $76.04 per average BOE in 2010. Total revenue increased 18% to $5.7 million from $4.8 million last year. Total revenue in 2010 included a $321,000 third-quarter gain on the sale of a portion of the Company’s interest in a Texas natural gas joint venture.

Full-year operating income increased to $1.2 million from $54,000 during in 2010. Net income increased to $1.1 million, or $0.23 per share, from net income of $246,000, or $0.05 per share, during 2010. The Company’s strong bottom-line growth was achieved despite non-cash valuation allowances in 2011 of $727,000 associated with two new wells that did not achieve anticipated production results.

For the fourth quarter, total revenue increased 18% to $1.4 million from $1.2 million in the same quarter last year. Average crude oil prices during the quarter increased $26.50 per average BOE to $108.15 from $81.65 per average BOE in the fourth quarter of 2010.

Pyramid reported fourth quarter operating income of $435,000 versus an operating loss of $91,000 in the prior year’s fourth quarter. Net income was $344,000, or $0.07 per share, versus a net loss of $27,000, or $0.01 per share, in the comparable prior-year period.

The Company closed the year with in cash, cash equivalents and short-term investments of $6.0 million, up 30% from $4.6 million at the end of 2010. Total current assets at December 31, 2011, were $7.2 million, working capital was $6.5 million and the Company had a current ratio of 10:1. Long-term debt was $22,000. Pyramid reported full-year cash flow from operations of $2.5 million, up 45% from $1.7 million during 2010.

“The financial results we delivered during 2011 resulted from the sustained strong price environment for crude coupled with our very lean cost structure,” said John Alexander, president and CEO. “Production from our core properties drove solid growth at both the top and bottom lines, as well as in operating cash flow. We also have augmented Pyramid’s financial position, and entered fiscal 2012 with the strongest balance sheet we have had in several years.”

“Looking forward, we will continue to pursue exploratory and developmental drilling prospects on our leases in Kern County, California. During the first quarter we commenced drilling the Santa Fe #20 well on our Carneros Creek property, and we hope to wrap up well completion efforts in the next few days. This is one of several wells we hope to drill during 2012, depending on rig availability. We also will continue to evaluate external growth opportunities as part of our overall objective of building shareholder value.”

About Pyramid Oil Company

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.

Safe Harbor Statement

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of wells.

###

CONTACTS:
John H. Alexander	Geoff High
President and CEO	Principal
Pyramid Oil Company	Pfeiffer High Investor Relations, Inc.
661-325-1000	303-393-7044

PYRAMID OIL COMPANY
STATEMENTS OF OPERATIONS

	Three months ended December 31,		Twelve months ended December 31,

	2011	2010	2011	2010

REVENUES:
Oil and gas sales	$1,400,768	$1,185,617	$5,688,437	$4,515,211
Gain on sales of property and equipment	0	0	1,512	320,556

	1,400,768	1,185,617	5,689,949	4,835,767

COSTS AND EXPENSES:
Operating expenses	506,619	411,683	1,789,569	1,576,892
General and administrative	213,404	221,106	879,779	874,899
Stock based compensation	0	9,783	43,743	123,283
Taxes, other than income
and payroll taxes	35,805	31,038	137,163	128,351
Provision for depletion,
depreciation and amortization	139,600	204,979	735,231	703,094
Valuation allowances	23,879	355,059	751,263	1,222,527
Accretion expense	18,521	16,180	45,314	34,955
Other costs and expenses	28,366	27,097	147,330	118,043

	966,194	1,276,925	4,529,392	4,782,044

OPERATING INCOME (LOSS)	434,574	-91,308	1,160,557	53,723

OTHER INCOME (EXPENSE):
Interest income	11,159	13,697	49,863	43,601
Other income (expense)	0	-24,058	500	-14,061
Interest expense	-561	33	-3,020	-300

	10,598	-10,328	47,343	29,240
INCOME (lLOSS) BEFORE INCOME
TAX PROVISION (BENEFIT)	445,172	-101,636	1,207,900	82,963
Income tax provision (benefit)
Current	39,903	17,000	203,203	109,100
Deferred	61,000	-91,900	-90,500	-272,000
	100,903	-74,900	112,703	-162,900

NET INCOME (LOSS)	$344,269	$-26,736	$1,095,197	$245,863

Basic Income (Loss) Per Common Share	$0.07	$-0.01	$0.23	$0.05

Diluted Income (Loss) Per Common Share	$0.07	$-0.01	$0.23	$0.05

Weighted average number of
common shares outstanding	4,683,853	4,677,728	4,683,853	4,677,728

Diluted average number of
common shares outstanding	4,687,580	4,686,003	4,687,580	4,686,003

PYRAMID OIL COMPANY
BALANCE SHEETS

ASSETS

	December 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$2,762,676	$1,535,532
Short-term investments	3,200,364	3,058,528
Trade accounts receivable	549,476	508,457
Joint interest billing receivable	6,019	0
Income taxes receivable	21,169	0
Crude oil inventory	118,156	86,361
Prepaid expenses and other assets	255,846	230,876
Deferred income taxes	262,500	245,100

TOTAL CURRENT ASSETS	7,176,206	5,664,854

PROPERTY AND EQUIPMENT, at cost
Oil and gas properties and equipment
(successful efforts method)	19,124,558	18,101,529
Capitalized asset retirement costs	401,242	389,463
Drilling and operating equipment	1,956,371	1,946,805
Land, buildings and improvements	1,073,918	1,066,571
Automotive, office and other
property and equipment	1,192,118	1,182,613

	23,748,207	22,686,981
Less: accumulated depletion, depreciation,
amortization and valuation allowances	-20,091,655	-18,687,908

TOTAL PROPERTY AND EQUIPMENT	3,656,552	3,999,073

OTHER ASSETS
Deferred income taxes	781,600	708,500
Deposits	250,000	250,000
Other Assets	17,380	7,380

TOTAL OTHER ASSETS	1,048,980	965,880

TOTAL ASSETS	$11,881,738	$10,629,807

PYRAMID OIL COMPANY
BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)

CURRENT LIABILITIES:
Accounts payable	$88,494	$73,374
Accrued professional fees	142,990	122,506
Accrued taxes, other than income taxes	77,471	63,361
Accrued payroll and related costs	51,252	60,365
Accrued royalties payable	224,810	193,052
Accrued insurance	82,428	86,888
Accrued income taxes	0	12,800
Current maturities of long-term debt	32,285	13,473

TOTAL CURRENT LIABILITIES	699,730	625,819

LONG TERM DEBT, net of current maturites	22,330	26,946

LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	1,278,889	1,235,193

TOTAL LIABILITIES	2,000,949	1,887,958

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock-no par value;
Authorized - 10,000,000 shares;
Issued and outstanding - none	0	0
Common stock-no par value;
Authorized - 50,000,000;
Issued and outstanding - 4,683,853 shares
and 4,677,728 shares at December 31, 2011
and December 31, 2010, respectively	1,682,971	1,639,228
Retained earnings	8,197,818	7,102,621

TOTAL STOCKHOLDERS' EQUITY	9,880,789	8,741,849

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,881,738	$10,629,807